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                                 EXHIBIT 5

               Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
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                           GUNDERSON DETTMER STOUGH
                     VILLENEUVE FRANKLIN & HACHIGIAN, LLP

                               ATTORNEYS AT LAW


                                 June 12, 1996

Farallon Communications, Inc.
2470 Mariner Square Loop
Alameda, California 94501

                Re: Farallon Communications, Inc. Registration Statement for Offering of 2,691,155 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 2,166,995 shares of Common Stock authorized for issuance under the Company's 1996 Stock Option Plan, (ii) 300,000 shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan, (iii) 188,875 shares of Common Stock issued pursuant to the 1987 Restated Stock Option Plan, (iv) 16,000 shares of Common Stock issued pursuant to a Stock Bonus Plan and Stock Bonus Agreements between the Company and certain optionees. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Option Plan, Employee Stock Purchase Plan, 1987 Restated Stock Option Plan, Stock Bonus Plan and Stock Bonus Agreements, and certain written consulting agreements and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Gunderson Dettmer Stough Villeneuve
                                    Franklin & Hachigian

                                Gunderson Dettmer Stough Villeneuve
                                Franklin & Hachigian, LLP




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